EXHIBIT 3.2

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED BY-LAWS
OF
PRIVATEBANCORP, INC.

PRIVATEBANCORP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST:  The Board of Directors of the Corporation, at its meeting duly held on August 23, 2007, adopted resolutions approving the following amendment to the Amended and Restated By-Laws of the Corporation declaring said amendment to be advisable and in the best interest of the Corporation and its stockholders.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Section 6.1 of the By-laws is hereby deleted in its entirety and replaced with the following new Section 6.1:

Section 6.1.  Form and Execution of Certificates.  The shares of the Corporation shall be represented by certificates or, upon resolution of the Board of Directors, some or all of any class or series of stock shall be uncertificated shares.  Certificates of shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors.  Shares issued in certificate form shall be signed by the Chairman of the Board or the President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.  Each certificate of stock shall certify the number of shares owned by the shareholder in the Corporation.  Any or all of the signatures on the certificates may be a facsimile.  Any resolution allowing some or all of any class or series of stock to be uncertificated shares shall not apply to shares already issued and represented by a certificate until the certificate is surrendered to the Corporation.

SECOND:  That such amendment has been duly adopted in accordance with the applicable provisions of the Corporation’s By-laws.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and attested on its behalf as of August 23, 2007.

PRIVATEBANCORP, INC.

By:	/s/ Dennis Klaeser
Name: Dennis Klaeser
Title Chief Financial Officer

ATTEST:

By:	/s/ Christopher J. Zinski
Name:	Christopher J. Zinski
Title:	General Counsel and Corporate Secretary